EXHIBIT 10.5



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                                  $700,000,000


                           CREDIT AGREEMENT [364 DAY]

                                   dated as of

                                  June 9, 2004

                                      Among

                        Marsh & McLennan Companies, Inc.,
                                  as Borrower,

                             The Banks Listed Herein

                                       and

                              JPMorgan Chase Bank,
                             as Administrative Agent

                        ---------------------------------

                    Citibank, N.A. and Bank of America, N.A.,
                               Syndication Agents


                             ABN AMRO Bank N.V. and
                       Deutsche Bank AG, New York Branch,
                               Documentary Agents

                        J.P. Morgan Securities, Inc. and
                         Citigroup Global Markets Inc.,
                   Joint Lead Arrangers and Joint Bookrunners

                        ---------------------------------


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
                                TABLE OF CONTENTS

                                                                          Page


ARTICLE 1      DEFINITIONS...................................................1

      Section 1.1    Definitions.............................................1

      Section 1.2    Accounting Terms and Determinations....................11

      Section 1.3    Types of Borrowings....................................11

ARTICLE 2      THE CREDITS..................................................11

      Section 2.1    Commitments to Lend....................................11

      Section 2.2    Notice of Committed Borrowing..........................12

      Section 2.3    Money Market Borrowings................................12

      Section 2.4    Notice to Banks; Funding of Loans......................16

      Section 2.5    Evidence of Debt.......................................16

      Section 2.6    Maturity of Loans; Rollover Conversions................17

      Section 2.7    Interest Rates.........................................18

      Section 2.8    Facility Fees..........................................19

      Section 2.9    Optional Termination or Reduction of Commitments.......20

      Section 2.10   Scheduled Termination of Commitments...................20

      Section 2.11   Optional Payments, Prepayments, Conversions and
                     Continuations..........................................20

      Section 2.12   General Provisions as to Payments......................21

      Section 2.13   Funding Losses.........................................21

      Section 2.14   Computation of Interest and Fees.......................22

      Section 2.15   Pro Rata Treatment.....................................22

      Section 2.16   Lending Offices........................................23

      Section 2.17   Several Obligations; Remedies Independent..............23

      Section 2.18   Termination Date.......................................23

      Section 2.19   Term-Out...............................................24

ARTICLE 3      CONDITIONS...................................................25

      Section 3.1    Closing................................................25

      Section 3.2    Borrowings.............................................26

ARTICLE 4      REPRESENTATIONS AND WARRANTIES...............................26

      Section 4.1    Corporate Existence and Power..........................27

                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page

      Section 4.2    Corporate and Governmental Authorization; No
                     Contravention..........................................27

      Section 4.3    Binding Effect.........................................27

      Section 4.4    Financial Information..................................27

      Section 4.5    Litigation.............................................28

      Section 4.6    Compliance with ERISA..................................28

      Section 4.7    Taxes..................................................28

      Section 4.8    Subsidiaries...........................................28

      Section 4.9    Regulatory Restrictions on Borrowing...................28

      Section 4.10   Full Disclosure........................................28

      Section 4.11   Use of Credit..........................................29

ARTICLE 5      COVENANTS....................................................29

      Section 5.1    Information............................................29

      Section 5.2    Conduct of Business and Maintenance of Existence.......31

      Section 5.3    Compliance with Laws; Borrowing Authorization..........31

      Section 5.4    Minimum Consolidated Net Worth.........................32

      Section 5.5    Consolidations, Mergers and Sales of Assets............32

      Section 5.6    Use of Proceeds........................................32

      Section 5.7     Negative Pledge.......................................32

      Section 5.8    Taxes, Etc.............................................33

ARTICLE 6      DEFAULTS.....................................................33

      Section 6.1    Events of Default......................................33

      Section 6.2    Notice of Default by Banks.............................36

ARTICLE 7      THE ADMINISTRATIVE AGENT.....................................36

      Section 7.1    Appointment and Authorization..........................36

      Section 7.2    Administrative Agent and Affiliates....................36

      Section 7.3    Action by Administrative Agent.........................36

      Section 7.4    Consultation with Experts; Sub-Agent...................36

      Section 7.5    Liability of Administrative Agent......................37

      Section 7.6    Indemnification........................................37

      Section 7.7    Credit Decision........................................37

      Section 7.8    Successor Administrative Agent.........................37

      Section 7.9    Administrative Agent's Fee.............................38

                                TABLE OF CONTENTS
                                   (continued)
                                                                          Page


ARTICLE 8      CHANGE IN CIRCUMSTANCES......................................38

      Section 8.1    Basis for Determining Interest Rate Inadequate or
                     Unfair.................................................38

      Section 8.2    Illegality.............................................38

      Section 8.3    Increased Cost and Reduced Return......................39

      Section 8.4    Taxes..................................................40

      Section 8.5    Base Rate Loans Substituted for Affected
                     Euro-Dollar Loans......................................41

ARTICLE 9      MISCELLANEOUS................................................42

      Section 9.1    Notices................................................42

      Section 9.2    No Waivers.............................................42

      Section 9.3    Expenses; Indemnification; Damage Waiver...............43

      Section 9.4    Sharing of Set-Offs....................................43

      Section 9.5    Amendments and Waivers.................................43

      Section 9.6    Successors and Assigns.................................44

      Section 9.7    Governing Law; Submission to Jurisdiction..............46

      Section 9.8    Counterparts; Integration; Effectiveness...............46

      Section 9.9    Waiver Of Jury Trial...................................46

      Section 9.10   Survival...............................................47

      Section 9.11     Confidentiality......................................47

      Section 9.12   USA Patriot Act........................................47

COMMITMENT SCHEDULE
PRICING SCHEDULE
EXHIBIT A      -  Assignment and Assumption Agreement
EXHIBIT B      -  Money Market Quote Request
EXHIBIT C      -  Invitation for Money Market Quotes
EXHIBIT D      -  Money Market Quote
EXHIBIT E      -  Opinion of General Counsel for Marsh & McLennan, Inc.
EXHIBIT F      -  Opinion of Special Counsel for the Administrative Agent
EXHIBIT G-1       Form of Committed Note
EXHIBIT G-2       Form of Money Market Note

     CREDIT AGREEMENT [364 DAY] (this "Agreement") dated as of June 9, 2004 among MARSH & McLENNAN COMPANIES, INC., a Delaware corporation (together with its successors, the "Borrower"), the BANKS party hereto and JPMORGAN CHASE BANK, as administrative agent hereunder.

     The Borrower has requested the Banks to make loans to it in an aggregate principal amount not exceeding $700,000,000 at any one time outstanding to finance the operations of the Borrower, and for other purposes.

     To induce the Banks to make such loans, the Borrower, the Banks and the Administrative Agent propose to enter into this Agreement pursuant to which the Banks will make loans to the Borrower.

     Accordingly, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS
                                   -----------

     Section 1.1.Definitions. The following terms, as used herein, have the following meanings:

     "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.3.

     "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.7(b).

     "Administrative Agent" means JPMorgan Chase Bank in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

     "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Bank.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office and (iii) in the case of its Money Market Loans, its Money Market Lending Office.

     "Assignee" has the meaning set forth in Section 9.6(c).

     "Bank" means each bank and other financial institution listed on the signature pages hereof, any Replacement Bank effected pursuant to Section 2.18(b), each Assignee which becomes a Bank pursuant to Section 9.6(c), and their respective successors.

     "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

     "Base Rate Loan" means a Committed Loan to be made or Continued as or Converted into a Base Rate Loan by a Bank in accordance with the applicable Notice of Committed Borrowing or pursuant to Article 8.

     "Base Rate Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     "Borrower" has the meaning set forth in the preamble to this Agreement.

     "Borrowing" has the meaning set forth in Section 1.3.

     "Closing Date" means the date on or after the Effective Date on which the Administrative Agent shall have received the documents specified in or pursuant to Section 3.1.

     "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the Commitment Schedule attached hereto and identified as such, as such amount may be reduced from time to time pursuant to
Section 2.9 or changed as a result of an assignment pursuant to Section 9.6(c).

     "Committed Loan" means a loan made by a Bank pursuant to Section 2.1, and any Continuation or Conversion thereof.

     "Consent Date" has the meaning set forth in Section 2.18(a).

     "Consolidated Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries plus any unrealized losses and less any unrealized gains (in each case to the extent reflected in the determination of such consolidated stockholders' equity) related, directly or indirectly, to securities available for sale, as determined in accordance with Statement of Financial Accounting Standards No. 115 (or any successor statements or amendments thereto) (in each case as affected by any subsequent relevant pronouncements of the Financial Accounting Standards Board or, if and to the extent applicable, the Securities and Exchange Commission).

     "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

     "Consolidated Tangible Net Worth" means at any date Consolidated Net Worth less the consolidated Intangible Assets of the Borrower and its Consolidated Subsidiaries, all determined as of such date. For purposes of this definition, "Intangible Assets" means, without duplication, the amount (to the extent reflected in determining the consolidated stockholders' equity component of Consolidated Net Worth) of (i) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of assets of a going concern business made within twelve months after the acquisition of such business) subsequent to December 31, 2003 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary, (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry-forwards, copyrights, organization or developmental expenses and other intangible assets, designated as such as contemplated by Section 1.2 and (iii) all investments in Affiliates in an aggregate amount in excess of $180,000,000.

     "Continuation" has the meaning set forth in Section 1.3. "Continue" and "Continued" shall have a correlative meaning.

     "Conversion" has the meaning set forth in Section 1.3. "Convert" and "Converted" shall have a correlative meaning.

     "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.7 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vii) all Debt of others Guaranteed by such Person.

     "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

     "Dollars" and "$" means lawful money of the United States.

     "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Administrative Agent.

     "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.8.

     "Environmental Laws" means any and all present and future Federal, state, local and foreign environmental laws, rules or regulations, and any environmental orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

     "ERISA Group" means the Borrower, any Material Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Material Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

     "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

     "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.

     "Euro-Dollar Loan" means a Committed Loan to be made or Continued as or Converted into a Euro-Dollar Loan by a Bank in accordance with the applicable Notice of Committed Borrowing.

     "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

     "Euro-Dollar Reserve Percentage" has the meaning set forth in Section
2.7(b).

     "Event of Default" has the meaning set forth in Section 6.1.

     "Existing Termination Date" has the meaning set forth in Section 2.18(a).

     "Extending Bank" has the meaning set forth in Section 2.18(a).

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to JPMCB on such day on such transactions as determined by the Administrative Agent.

     "Fixed Rate Loans" means Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.1) or any combination of the foregoing.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a correlative meaning.

     "Indemnitee" has the meaning set forth in Section 9.3(b).

     "Interest Period" means:

     (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter, as the Borrower may elect (so long as such period does not extend beyond the Termination Date) in the applicable Notice of Committed Borrowing; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter; provided that:

          (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

     (3) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.3; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

          (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

          (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date; and

     (4) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than 30 days) as the Borrower may elect in accordance with Section 2.3; provided that:

          (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

          (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date;

provided that, notwithstanding clauses 1(c), 3(c) and 4(b) above, no Interest Period for a Euro-Dollar Borrowing, Money Market LIBOR Borrowing or Money Market Absolute Rate Borrowing shall have a duration of less than one month and, if such Interest Period would otherwise be a shorter period, such Borrowing shall not be available hereunder for such period.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

     "Invitation for Money Market Quote" has the meaning set forth in Section 2.3(c).

     "JPMCB" means JPMorgan Chase Bank, a New York banking corporation, and its successors.

     "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to
Section 2.3.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan" means a Base Rate Loan, a Euro-Dollar Loan or a Money Market Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

     "London Interbank Offered Rate" has the meaning set forth in Section
2.7(b).

     "Margin Stock" means "margin stock" within the meaning of Regulations U and X.

     "Material Debt" means Debt (other than the Loans made hereunder ) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $100,000,000.

     "Material Financial Obligations" means any Debt and/or Derivatives Obligation of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, the principal or face amount (with respect to Debt) or Settlement Amount (with respect to Derivatives Obligations, after giving effect to any netting arrangements) of which exceeds in the aggregate $100,000,000.

     "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $30,000,000.

     "Material Subsidiary" means at any time a Subsidiary which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

     "Money Market Absolute Rate" has the meaning set forth in Section 2.3(d)(ii)(D).

     "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

     "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Administrative Agent; provided that any Bank may from time to time by notice to the Borrower and the Administrative Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

     "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.1).

     "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

     "Money Market Margin" has the meaning set forth in Section 2.3(d)(ii)(C).

     "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.3.

     "Money Market Quote Request" has the meaning set forth in Section 2.3(b).

     "Mortgage" means the Restated Mortgage and Indenture and Security Agreement dated as of April 6, 1989 made by the Borrower, Marsh & McLennan, Incorporated, William M. Mercer Meidinger-Hansen, Incorporated and Marsh & McLennan Group Associates, Inc., tenants in common, as mortgagor, and The First National Bank of Boston, trustee, as mortgagee, as amended and supplemented from time to time, including, without limitation, as described in the mortgage memorandum, securing certain notes and covering the Borrower's headquarters located at 1166 Avenue of the Americas, New York, New York.

     "Mortgaged Property" has the meaning set forth in the Mortgage.

     "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

     "Note" means any promissory note of the Borrower issued pursuant to Section
2.5 hereof, evidencing the obligation of the Borrower to repay Committed Loans or Money Market Loans of any Bank.

     "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.2) or a Notice of Money Market Borrowing (as defined in Section 2.3(f)).

     "Parent" means, with respect to any Bank, any Person controlling such Bank.

     "Participant" has the meaning set forth in Section 9.6(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, a corporation, a partnership, an association, a limited liability company, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     "Post-Default Rate" means, in respect of any principal of any Loan or any other amount under this Agreement that is not paid when due (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% plus the Base Rate as in effect from time to time (provided that, if the amount so in default is principal of a Euro-Dollar Loan or a Money Market Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of the Interest Period, 2% plus the interest rate for such Loan as provided in Section 2.7 and, thereafter, the rate provided for above in this definition).

     "Pricing Schedule" means the Schedule attached hereto identified as such.

     "Prime Rate" means the rate of interest publicly announced by JPMCB in New York City from time to time as its prime commercial lending rate.

     "Regulations A, D, U and X" means, respectively, Regulations A, D, U and X of the Board of Governors of the Federal Reserve System (or any successor), as in effect from time to time.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Replacement Bank" has the meaning set forth in Section 2.18(b).

     "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding more than 50% of the aggregate outstanding principal amount of the Loans.

     "Revolving Credit Period" means the period from and including the Closing Date to and excluding June 7, 2005 or as extended as provided by Section 2.18.

     "Settlement Amount" means, in respect of any Derivatives Obligation to which the Borrower and/or any Subsidiary is a party, the net aggregate marked-to-market (in accordance with standard industry practice) amount, if any, that would be due in respect of such Derivatives Obligation (together with all other Derivatives Obligations under the same master agreement and giving effect to any netting arrangements between the parties to such master agreement) if such Derivatives Obligation was (and such other Derivatives Obligations were) terminated because of a default by the Borrower or such Subsidiary.

     "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

     "Term-Out Period" means the period during which the term-out contemplated by Section 2.19 hereof shall be effective.

     "Termination Date" means June 7, 2005 (which is a date falling not more than 364 days after the Effective Date) or, if such date has been extended in accordance with (x) Section 2.18 hereof, a date, in the case of Extending Banks and Replacement Banks, falling 364 days after the Consent Date relating to such extension or (y) Section 2.19, an additional one year to June 7, 2006; provided that if such date shall not be a Euro-Dollar Business Day, the Termination Date shall be the next preceding Euro-Dollar Business Day.

     "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

     "Wholly-Owned Consolidated Subsidiary" means any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

     Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant (and any related definition) in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Banks wish to amend Article 5 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks. respectively

     Section 1.3 Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made pursuant to Article 2 on a single date and for a single Interest Period. A "Borrowing" also includes (x) the conversion ("Conversion") of such aggregation of Loans from one interest rate pricing type of Loan to another type at the end of the Interest Period therefor (or as otherwise provided herein) and (y) the continuation ("Continuation") of such aggregation of Loans at the same interest rate pricing type of Loan from one Interest Period (or as otherwise provided herein) to another; provided that a Loan outstanding as a Money Market Loan shall not be subject to a Conversion or Continuation, nor may a Committed Loan be Converted into a Money Market Loan. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Fixed Rate Borrowing" is a Euro-Dollar Borrowing or a Money Market Borrowing (excluding any such Borrowing consisting of Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.1), and a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article 2 under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.3 in which the Bank participants are determined on the basis of their bids in accordance therewith).

                                    ARTICLE 2

                                   THE CREDITS
                                   -----------

     Section 2.1 Commitments to Lend. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing of Committed Loans shall be in an aggregate principal amount of (x) in the case of a Base Rate Borrowing, $5,000,000 and (y) in the case of a Euro-Dollar Borrowing, $10,000,000 or, in either case, any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.2) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow under this Section at any time during the Revolving Credit Period and, subject to Section 2.11, Convert and Continue Committed Loans at any time during the Revolving Credit Period; provided that no more than eight (8) separate Interest Periods in respect of Euro-Dollar Loans from each Bank may be outstanding at any one time and the limitations set forth in Section 2.3(a)(i) shall be applicable.

     Section 2.2 Notice of Committed Borrowing. (a) The Borrower shall give the Administrative Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and
(y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

          (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

          (ii) the aggregate amount of such Borrowing;

          (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans; and

          (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     Section 2.3 Money Market Borrowings. (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.1, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section, provided that:

          (i) there may be no more than eighteen (18) different Interest Periods for both Euro-Dollar Loans and Money Market Loans outstanding at the same time (for which purpose Interest Periods described in different numbered clauses of the definition of the term "Interest Period" shall be deemed to be different Interest Periods even if they are coterminous); and

          (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Committed Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments at such time.

     (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Administrative Agent by facsimile a Money Market Quote Request substantially in the form of Exhibit B hereto ("Money Market Quote Request") so as to be received not later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

          (ii) the aggregate amount of such Borrowing, which shall be $10,000,000 or a larger multiple of $1,000,000,

          (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

          (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

     The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Administrative Agent may agree) of any other Money Market Quote Request.

     (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Administrative Agent shall send to the Banks by facsimile an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto ("Invitation for Money Market Quote"), which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

     (d) Submission and Contents of Money Market Quotes. (i) Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by facsimile at its offices specified in or pursuant to Section 9.1 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in its capacity as a Bank may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or (y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles 3 and 6, any Money Market Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Borrower.

          (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

     (A) the proposed date of Borrowing,

     (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $10,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

     (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

     (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

     (E) the identity of the quoting Bank.

A Money Market Quote may set forth up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

          (iii) Any Money Market Quote shall be disregarded if it:

     (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection (d)(ii);

     (B) except as provided in Section 2.3(d)(ii)(B)(z), contains qualifying, conditional or similar language;

     (C) except as provided in Section 2.3(d)(ii)(B)(z), proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

     (D) arrives after the time set forth in subsection d(i).

     (e) Notice to the Borrower. The Administrative Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Administrative Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

     (f) Acceptance and Notice by the Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

          (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

          (ii) the principal amount of each Money Market Borrowing must be $10,000,000 or a larger multiple of $1,000,000;

          (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be; and

          (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

     (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such

Banks as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Administrative Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

     (h) Commitment Utilization. Except for purposes of Section 3.2(c) and for the purpose and to the extent expressly stated in Section 2.9(ii), the amount of any Money Market Loan made by any Bank shall not constitute a use of such Bank's Commitment.

     Section 2.4 Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (b) Not later than 12:00 Noon (or 1:00 P.M., in the case of a same day Base Rate Borrowing) (New York City time) on the date of each Borrowing (that is not a Conversion or Continuation), each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent for account of the Borrower, at account number 323-5-09118 maintained by the Administrative Agent with JPMCB at its address referred to in Section 9.1 (or to such other account as the Administrative Agent shall advise the Banks in writing). Unless the Administrative Agent determines that any applicable condition specified in
Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Banks available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower maintained by it with JPMCB at the aforesaid address.

     (c) Unless the Administrative Agent shall have received notice from a Bank prior to the time of any Borrowing (that is not a Conversion or Continuation) that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.7 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement.

     Section 2.5 Evidence of Debt.

     (a) Each Bank may, by notice to the Borrower and the Administrative Agent, request that its Commitments or its Loans of a particular type be evidenced by a promissory note, forms of which are attached hereto as Exhibits G-1 and G-2, in an amount equal to its Commitments or the aggregate unpaid principal amount of such Loans, as the case may be. In such event, the Borrower, at its costs, shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.6) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). Each such promissory note shall be in form and substance reasonably satisfactory to the requesting Bank, the Borrower and the Administrative Agent. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

     (b) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder and the type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Banks and each Bank's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     Section 2.6 Maturity of Loans; Rollover Conversions. (a) The Borrower hereby promises to pay to the Administrative Agent for account of each Bank the entire outstanding principal amount of the Committed Loans of such Bank, and each Committed Loan shall mature, on the Termination Date.

     (b) The Borrower hereby promises to pay to the Administrative Agent for account of each Bank that makes any Money Market Loan the principal amount of such Money Market Loan, and such Money Market Loan shall mature, on the last day of the Interest Period for such Money Market Loan.

     (c) In the case of any Committed Loan, if the Borrower shall not have given a timely notice prior to the last day of the Interest Period for any Loan for either (i) a Borrowing in a principal amount at least equal to the outstanding principal amount of such Loan effective on the last day of such Interest Period or (ii) a payment or prepayment of the entire amount of such

Loan effective on the last day of such Interest Period, then, automatically and without further action, such Loan (or relevant portion thereof) will be Converted into, or Continued as, as the case may be, a Base Rate Loan, and a Base Rate Borrowing shall be effected on the last day of such Interest Period in a principal amount equal to the principal amount of such Loan not subject to a Borrowing and/or payment/prepayment.

     Section 2.7 Interest Rates.

     (a) Base Rate Loans. The Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the outstanding principal amount of each Base Rate Loan of such Bank, for each day from the date such Loan is made, Continued or Converted into a Base Rate Loan until it is paid, prepaid, becomes due or is Converted into a Loan of a different type at a rate per annum equal to the sum of the Base Rate Margin for such day plus the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof (or any earlier date of payment or prepayment thereof or Conversion into a Loan of a different type).

     (b) Euro-Dollar Loans. The Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the outstanding principal amount of each Euro-Dollar Loan of such Bank, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof (or any earlier date of payment, prepayment or Continuation thereof or Conversion into a Loan of a different type) and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

            The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

            The "London Interbank Offered Rate" applicable to any Interest Period means the rate (rounded upward, if necessary, to the next higher 1/16 of 1%) appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Euro-Dollar Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.

            "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (as such term is used in Regulation D of the Board of Governors of the Federal Reserve System) (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

     (c) Money Market Loans. Subject to Section 8.1, the Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the outstanding principal amount of each Money Market LIBOR Loan made by such Bank, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.7(b) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by such Bank in accordance with Section 2.3. The Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest on the outstanding principal amount of each Money Market Absolute Rate Loan made by such Bank, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by such Bank in accordance with Section 2.3. Interest on each Money Market Loan shall be payable on the last day of the Interest Period thereof and, if such Interest Period is longer than (x) 90 days, in the case of any Money Market Absolute Rate Loan or
(y) three months, in the case of any Money Market LIBOR Loan, at intervals of 90 days or three months, respectively, after the first day thereof.

     (d) Post Default Interest. Notwithstanding the foregoing, the Borrower hereby promises to pay to the Administrative Agent for account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan of such Bank, and on any other amount payable by the Borrower hereunder or under the Notes held by such Bank to or for account of such Bank, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest payable at the Post-Default Rate shall be payable from time to time on demand.

     (e) Determinations. The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     Section 2.8 Facility Fees. (a) The Borrower hereby promises to pay to the Administrative Agent for account of each Bank a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue for each Bank (i) from and including the Effective Date to but excluding the date of termination of the Commitments in their entirety, on the daily amount of such Bank's Commitment (whether used or unused) and (ii) from and including the date of termination of the Commitments in their entirety to but excluding the date such Bank's Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of such Bank's Loans.

     (b) Accrued facility fees under this Section shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

     Section 2.9 Optional Termination or Reduction of Commitments. During the Revolving Credit Period, the Borrower may, upon at least three Domestic Business Days' notice to the Administrative Agent (who shall promptly notify the Banks upon receipt of such notice), (i) terminate the Commitments at any time, if no Loans are outstanding at such time, (ii) reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000 the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans (for which purpose use of the Commitments shall be deemed to include the aggregate principal amount of all Money Market Loans) or (iii) reduce from time to time the aggregate amount of the Commitments by an amount such that the aggregate amount of the Commitments (after taking into account such reduction) equals the aggregate outstanding principal amount of the Loans. If the Borrower shall have exercised its option specified in Section 2.19, the Commitments shall also be reduced as provided in such Section. The Commitments once terminated or reduced may not be reinstated.

     Section 2.10 Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date and the Borrower hereby promises to pay any Loans then outstanding (together with accrued interest thereon) on such date.

     Section 2.11 Optional Payments, Prepayments, Conversions and Continuations.
(a) Subject in the case of any Fixed Rate Loans to Section 2.13, the Borrower may, (i) upon notice to the Administrative Agent given no later than 10:30 A.M. on the same day, prepay any Base Rate Borrowing (or any Money Market Loans bearing interest at the Base Rate pursuant to Section 8.1) or (ii) upon at least three Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Borrowing, in each case in whole at any time, or from time to time in part, in amounts aggregating $20,000,000 or any larger multiple of $10,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The Borrower may, upon notice to the Administrative Agent given no later than 10:30 A.M. (New York City time) on the last day of the Interest Period for any Loan, pay such Loan on such day in whole or in part by paying the principal amount to be paid together with accrued interest thereon.

     (b) Other than on the last day of the Interest Period therefor, the Borrower may prepay, in whole or part, any Money Market Loan only with the written consent of the Bank that has made such Money Market Loan.

     (c) Except as provided in subsections (a) and (b) above and subsection (e) below, the Borrower may not prepay, Continue or Convert all or any portion of the principal amount of any Loan prior to the last day of the Interest Period therefor.

     (d) Upon receipt of a notice of prepayment, Continuation or Conversion pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment, Continuation or Conversion and such notice shall not thereafter be revocable by the Borrower.

     (e) The Borrower may Convert or Continue Committed Loans at any time or from time to time, provided that (a) the Borrower shall give the Administrative Agent notice of each such Conversion or Continuation as provided in Section 2.2,
(b) any Conversion or Continuation of a Euro-Dollar Loan other than on the last day of the Interest Period therefor shall be subject to Section 2.13 and (c) the Borrower may Convert into or Continue a Euro-Dollar Loan at any time a Default shall be continuing only with the prior written consent of the Required Banks.

     Section 2.12 General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Dollars in Federal or other funds immediately available in New York City, without deduction, set-off or counterclaim, to the Administrative Agent at account number 323-5-09118 maintained by the Administrative Agent with JPMCB at its address referred to in Section 9.1 (or to such other account as the Administrative Agent shall advise the Borrower in writing). If the due date of any payment under this Agreement would otherwise fall on a day that is not a Domestic Business Day, such date shall be extended to the next succeeding Domestic Business Day, and interest shall be payable for any principal so extended for the period of such extension.

     (b) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Rate.

     (c) The Borrower shall, at the time of making each payment under this Agreement or any Note for account of any Bank, specify to the Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may distribute such payment to the Banks for application in such manner as it or the Required Banks, subject to Section 2.15, may determine to be appropriate).

     (d) Each payment received by the Administrative Agent under this Agreement or any Note for account of any Bank shall be paid by the Administrative Agent promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

     Section 2.13 Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, Convert into or Continue any Fixed Rate Loans after notice has been given to any Bank in accordance with Section 2.4(a) or 2.11(d), or the Borrower Converts or Continues any Fixed Rate Loan other than on the last day of the Interest Period applicable thereto, the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment, failure to borrow, prepay, Convert or Continue or Conversion or Continuation, provided that such Bank shall have delivered to the Borrower a written request as to the amount of such loss or expense, which written request shall be conclusive in the absence of manifest error. Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Continued, Converted or not borrowed, Converted or Continued for the period from the date of such payment, prepayment, failure to borrow, Convert or Continue, Conversion or Continuation to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing, Conversion or Continuation) at the applicable rate of interest for such Loan provided for herein (excluding loss of margin) over
(ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market (if such Loan is a Euro-Dollar Loan or a Money Market LIBOR Loan) or the United States secondary certificate of deposit market (if such Loan is a Money Market Absolute Rate
Loan) for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

     Section 2.14 Computation of Interest and Fees. Interest based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     Section 2.15 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each borrowing and Continuation of, and each Conversion into, Committed Loans from the Banks under Section 2.1 shall be made from or by, as the case may be, the Banks, each payment of a facility fee under Section 2.8 shall be made for account of the Banks, and each termination or reduction of the amount of the Commitments under Section 2.9 shall be applied to the respective Commitments of the Banks, pro rata according to the amounts of their respective Commitments; (b) the making and Continuation of, and Conversion into, Committed Loans and any term out of any Committed Loans pursuant to Section 2.19, shall be made pro rata among the Banks according to the amounts of their respective Commitments; (c) each payment or prepayment of principal of Committed Loans shall be made for account of the Banks pro rata in accordance with the respective unpaid principal amounts of the Committed Loans held by them, provided that if immediately prior to giving effect to any such payment in respect of any Committed Loan the outstanding principal amount of the Committed Loans shall not be held by the Banks pro rata in accordance with their respective Commitments in effect at the time such Loans were made (by reason of a failure of a Bank to make a Loan hereunder in the circumstances described in the last paragraph of Section 9.5), then such payment shall be applied to the Committed Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Committed Loans being held by the Banks pro rata in accordance with their respective Commitments; and (d) each payment of interest on Committed Loans shall be made for account of the Banks pro rata in accordance with the amounts of interest on such Loans then due and payable to the Banks.

     Section 2.16 Lending Offices. The Loans of each type made, Continued or Converted by each Bank shall be made, Continued, Converted and maintained at such Bank's Applicable Lending Office for Loans of such type.

     Section 2.17 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither any Bank nor the Administrative Agent shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank, and no Bank shall have any obligation to the Administrative Agent or any other Bank for the failure by such Bank to make any Loan required to be made by such Bank. The amounts payable by the Borrower at any time hereunder to each Bank shall be a separate and independent debt and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

     Section 2.18 Termination Date. (a) The Borrower may, by notice from the Borrower to the Administrative Agent not less than 45 days and not more than 60 days prior to the Termination Date then in effect (the "Existing Termination Date"), request that the Existing Termination Date be extended to the date which is 364 days (or if such day is not a Domestic Business Day, the next preceding Domestic Business Day) after the Consent Date (defined below). The Administrative Agent shall within five Domestic Business Days of the receipt of such request, give notice to each Bank requesting the consent of the Banks thereto. Each Bank shall consider such request in its sole and independent discretion and may conduct a full credit evaluation of the Borrower in considering such request. Each Bank agreeing to such extension (an "Extending Bank") shall notify the Administrative Agent no sooner than 45 days prior to the Existing Termination Date nor later than the date 30 days prior to the Existing Termination Date (the "Consent Date"); provided that each Bank that determines not to extend the Existing Termination Date (a "Non-extending Bank") shall notify the Administrative Agent (which shall notify the Borrower) promptly after such determination (but in no event later than the Consent Date) and any Bank which does not advise the Administrative Agent of its consent by the Consent Date shall be deemed a Non-extending Bank. Notices to the Administrative Agent regarding extension of the Existing Termination Date shall be revocable until the Consent Date and irrevocable thereafter.

     (b) The Borrower shall have the right, subject to the consent of the Administrative Agent, which consent shall not be unreasonably withheld, on or before the Existing Termination Date to replace any Non-extending Bank with one or more other lenders (which may include any Bank, each, for purposes of this Section 2.18, a "Replacement Bank"), each of which Replacement Banks shall have entered into an agreement in form and substance satisfactory to the Borrower and the Administrative Agent pursuant to which such Replacement Bank shall, effective as of the Existing Termination Date, undertake all or any portion of the Commitment(s) of one or more Non-extending Bank(s). On the Existing Termination Date, the

Borrower shall pay or cause to be paid to each Non-extending Bank the outstanding principal amount of all Loans held thereby, accrued interest thereon and all other obligations owed to it under this Agreement.

     (c) Notwithstanding the foregoing, the extension of the Existing Termination Date pursuant to this Section 2.18 shall not be effective with respect to any Bank unless:

          (i) the Administrative Agent has received a certificate of the Borrower, dated the Existing Termination Date, signed by the chief financial officer, the treasurer or the chief accounting officer of the Borrower to the effect that since the date of the most recent financial statements furnished to the Banks pursuant to Section 5.1 hereof prior to the Consent Date, there has occurred no material adverse change in the business, financial position, results of operation or prospects of the Borrower and its consolidated subsidiaries, considered as a whole, no Default has occurred or is continuing or will result from extending the Existing Termination Date; and as of the date of such certificate, the representations and warranties made by the Borrower, respectively, in
     Section 4 are true and correct with the same force and effect as if made on and as of such date;

          (ii) each Non-extending Bank has been paid in full by the Borrower all amounts owing to such Bank hereunder on or before the Existing Termination Date; and

          (iii) the aggregate Commitments of all Extending Banks and Replacement Banks shall equal the aggregate Commitments immediately prior to such extension.

     (d) If the Existing Termination Date is extended as aforesaid, (i) the Commitment of each Non-extending Bank shall terminate on the Existing Termination Date and (ii) the aggregate Commitments shall thenceforth be equal to the Commitments of the Extending Banks and the Replacement Banks.

     Section 2.19 Term-Out. The Borrower may exercise a one time option to extend the Existing Termination Date in respect of each of the Committed Loans outstanding on such date by one year to the date referenced in clause (y) of the definition of "Termination Date" in Section 1.1, by providing notice of such election to the Administrative Agent (which shall promptly thereafter notify the Banks thereof) not less than 30 days nor more than 60 days prior to the Existing Termination Date. If the Borrower exercises such option, on the Existing Termination Date the aggregate Commitments shall be automatically reduced to the principal amount of the Loans outstanding on such date and, thereafter, any payment or prepayment of a Loan shall act to automatically terminate the Commitments in the amount of such payment or prepayment. The Borrower's right to exercise the option provided in this Section 2.19 is subject to there being no Default at the time of the exercise thereof or on the Existing Termination Date.

                                    ARTICLE 3

                                   CONDITIONS
                                   ----------

     Section 3.1 Closing. The closing hereunder shall occur upon receipt by the Administrative Agent of the following documents, each dated the Closing Date unless otherwise indicated:

     (a) an opinion of William L. Rosoff, Esq., General Counsel of the Borrower, substantially in the form of Exhibit E hereto, and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (b) an opinion of Vedder, Price, Kaufman, & Kammholz, P.C. special counsel for the Administrative Agent, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (c) evidence satisfactory to the Administrative Agent that the Commitments under (and as defined in) the Credit Agreement dated as of June 13, 2002, amended and restated as of June 12, 2003 among the Borrower, the lenders party thereto and JPMorgan Chase Bank, as administrative agent, have been terminated and that all amounts owing thereunder by the Borrower to the banks party thereto or the administrative agent thereunder have been paid in full;

     (d) the following corporate documents of the Borrower, each certified as indicated below:

          (i) a copy of the certificate of incorporation, as amended and in effect, certified as of a recent date by the Secretary of State of its jurisdiction of incorporation, and a certificate from such Secretary of State dated as of a recent date as to the good standing of and charter documents filed by the Borrower;

          (ii) a certificate of the Secretary or an Assistant Secretary of the Borrower, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws, as amended and in effect at all times from the date on which the resolutions referred to in clause (B) below were adopted to and including the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors authorizing the execution, delivery and performance of this Agreement and the Loans hereunder and such other documents to which the Borrower is or is intended to be a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of the Borrower has not been amended since the date of the certification thereto furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing this Agreement and each of the other documents to which the Borrower is intended to be a party and each other document to be delivered by the Borrower from time to time in connection herewith or therewith (and the Administrative Agent and each Bank may conclusively rely on such certificate until it receives notice in writing from the Borrower); and

          (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be;

     (e) a certificate of a senior officer of the Borrower, dated the Closing Date, to the effect set forth in Section 3.2(d) and (e); and

     (f) such other documents as the Administrative Agent or any Bank or special counsel to the Administrative Agent may reasonably request.

     Section 3.2 Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing (other than a Continuation or Conversion) is subject to the satisfaction of the following conditions:

     (a) the fact that the Closing Date shall have occurred on or prior to June 30, 2004;

     (b) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or 2.3, as the case may be;

     (c) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Loans will not exceed the aggregate amount of the Commitments;

     (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

     (e) the fact that the representations and warranties of the Borrower contained in this Agreement (except in the case of any Borrowing made on a date subsequent to the Closing Date, the representation and warranty set forth in
Section 4.4(b)) shall be true on and as of the date of such Borrowing, after giving effect to such Borrowing; and

     (f) the fact that the representation and warranty contained in Section 4.4(b) shall have been true as of the Closing Date.

Each such Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d), (e) and (f) of this Section.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     The Borrower represents and warrants that:

     Section 4.1 Corporate Existence and Power. The Borrower (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and (b) has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.2 Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes, if any, issued by the Borrower are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, conflict with, or constitute a default under any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Material Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Material Subsidiaries. Without limiting the generality of the foregoing representation, the aggregate outstanding amount of the Loans hereunder does not exceed any limitations on the aggregate amount of borrowings that may be effected by the Borrower and its Subsidiaries set by the Borrower's Board of Directors.

     Section 4.3 Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, if any, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable against the Borrower in accordance with its respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 4.4 Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of income, cash flows and stockholders' equity for the fiscal year then ended, reported on by Deloitte & Touche LLP and incorporated by reference in the Borrower's 2003 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year. The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of March 31, 2004 and the related consolidated statements of income, cash flows and stockholders' equity for the three months then ended as reported in the Borrower's March 31, 2004 Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for the three month period ended on such date.

     (b) Since December 31, 2003 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its consolidated subsidiaries, considered as a whole.

     Section 4.5 Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable probability of an adverse decision which would materially adversely affect (except as disclosed in writing to the Banks prior to the execution and delivery of this Agreement by any Bank, including pursuant to the Borrower's 2003 Form 10-K and the Borrower's March 31, 2004 Form 10-Q) the business, consolidated financial condition or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity or enforceability of this Agreement or the Notes, if any.

     Section 4.6 Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

     Section 4.7 Taxes. The Borrower, and its Material Subsidiaries have filed all material income tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns. The charges, accruals and reserves on the books of the Borrower, and its respective Material Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

     Section 4.8 Subsidiaries. Each of the Borrower's Material Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     Section 4.9 Regulatory Restrictions on Borrowing. The Borrower is not subject to any regulatory scheme not applicable to corporations generally which restricts its ability to incur debt or would render the Loans void or voidable.

     Section 4.10 Full Disclosure. All material information heretofore furnished by the Borrower to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially adversely affect or may materially adversely affect (to the extent it can now reasonably foresee) the business, operations or financial condition of the Borrower, or the ability of the Borrower to perform its obligations under this Agreement.

     Section 4.11 Use of Credit. Not more than 25% of the value of the assets of the Borrower (individually) and the Borrower and its Subsidiaries (determined on a consolidated basis) that are subject to the restrictions in Sections 5.5 and
5.7 is attributable to Margin Stock.

                                    ARTICLE 5

                                    COVENANTS
                                    ---------

     The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder remains unpaid:

     Section 5.1 Information. The Borrower will deliver to each of the Banks:

     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and stockholders' equity for such fiscal year, setting forth in each case in comparative form the figures as at the end of and for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing (it being understood that delivery of the Borrower's annual report and Form 10-K for any fiscal year as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal year);

     (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet or equivalent statement of financial position of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency (except with respect to any changes made as a result of changes to generally accepted accounting principles) by the chief financial officer, the treasurer or the chief accounting officer of the Borrower (it being understood that delivery of the Borrower's quarterly report on Form 10-Q for any fiscal quarter as filed with the Securities and Exchange commission pursuant to the Securities Exchange Act of 1934, as amended, will satisfy this requirement with respect to such fiscal quarter and, if applicable, the portion of the Borrower's fiscal year ended at the end of such quarter);

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.4 and
5.7 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to its attention to cause them to believe that the Borrower was not in compliance with any covenant or agreement contained in this Article 5 insofar as such covenant or agreement pertains to accounting or auditing matters or that any Event of Default under Article 6 which pertains to accounting or auditing matters existed on the date of such financial statements (it being understood that such firm may state in such statement that its examination of such financial statements was not directed primarily towards obtaining knowledge of any such non-compliance or Event of Default) and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) forthwith upon the occurrence of any Default, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth the details thereof and, the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the stockholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

     (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer, the treasurer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;

     (i) promptly after any change in the Borrower's commercial paper rating by Moody's or S&P (as defined in the Pricing Schedule), a notice thereof; and

     (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Administrative Agent, at the request of any Bank, may reasonably request.

In the case of information required to be delivered pursuant to clause 5.1(a), 5.1(b), 5.1(f) or 5.1(g) above, either (i) the Borrower shall deliver paper copies of such information to each Bank, or (ii) such information shall be deemed to have been delivered on the date on which the Borrower provides notice to the Banks that such information has been posted on the Borrower's website on the Internet at the website address listed on the signature pages hereof, at sec.gov/edaux/searches.htm or at another website identified in such notice and accessible by the Banks without charge; provided that (x) such notice may be included in a certificate delivered pursuant to clause 5.1(c) and (y) the Borrower shall deliver paper copies of the information referred to in clause 5.1(a), 5.1(b), 5.1(f) or 5.1(g) to any Bank which requests such delivery.

     Section 5.2 Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause its Material Subsidiaries to continue, to engage in business of the same general type as now conducted by the Borrower and its Material Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each such Material Subsidiary to preserve, renew and keep in full force and effect their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.2 shall prohibit (i) the merger of a Subsidiary of the Borrower into the Borrower or the merger or consolidation of a Subsidiary with or into another Person if the corporation surviving such consolidation or merger is a Subsidiary and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing,
(ii) the termination of the corporate existence of any Material Subsidiary of the Borrower if the Borrower, in good faith determines that such termination is
(x) in the best interest of the Borrower and (y) not materially disadvantageous to the Banks and (iii) the discontinuance of the business of any Material Subsidiary if the Borrower in good faith determines that such discontinuance is
(x) in the best interest of the Borrower and (y) not materially disadvantageous to the Banks.

     Section 5.3 Compliance with Laws; Borrowing Authorization. The Borrower will comply, and cause each of its Material Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) non-compliance therewith would not have a material adverse effect upon the business, financial position, results of operations or prospects of the Borrower and its Subsidiaries, considered as a whole. The Borrower will not permit the aggregate outstanding amount of the Loans hereunder to exceed any limitations on the aggregate amount of borrowings that may be effected by the Borrower and its Subsidiaries set by the Borrower's Board of Directors.

     Section 5.4 Minimum Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth to be less than $3,650,000,000 at any time.

     Section 5.5 Consolidations, Mergers and Sales of Assets. The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that (x) the Borrower may merge with any Wholly-Owned Consolidated Subsidiary if immediately after such merger no Default shall have occurred and be continuing and such Wholly-Owned Consolidated Subsidiary shall expressly assume in writing all of the obligations of the Borrower hereunder, and under the Notes (if any) and (y) the Borrower may merge with any other Person if (A) the Borrower is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

     Section 5.6 Use of Proceeds. The proceeds of the Loans will be used only for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, provided that, the Borrower shall not be entitled to use the proceeds of any Loans to acquire any Person by means of a "hostile acquisition". No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

     Section 5.7 Negative Pledge. Neither the Borrower nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on the Mortgaged Property;

     (b) Liens existing on the date of this Agreement securing other Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $100,000,000;

     (c) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

     (d) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

     (e) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Consolidated Subsidiary and not created in contemplation of such event;

     (f) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Consolidated Subsidiary and not created in contemplation of such acquisition;

     (g) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

     (h) Liens arising in the ordinary course of its business which (i) do not secure Debt or Derivatives Obligations, (ii) do not secure, in the case of judgments or orders, obligations in an aggregate amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

     (i) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000 and provided further that the sum of
(x) such aggregate amount and (y) the aggregate amount of Debt secured as permitted by clause (j) below does not at any date exceed 20% of Consolidated Tangible Net Worth; and

     (j) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt, provided that the sum of (x) the principal or face amount of such Debt and (y) the aggregate amount of cash and cash equivalents referred to in clause (i) above does not at any date exceed 20% of Consolidated Tangible Net Worth.

     Section 5.8 Taxes, Etc. The Borrower will, and will cause each of its Material Subsidiaries to:

     (a) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or the nonpayment of which would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole;

     (b) keep adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied; and

     (c) permit representatives of any Bank or the Administrative Agent, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Bank or the Administrative Agent (as the case may be).


                                    ARTICLE 6

                                    DEFAULTS
                                    --------

     Section 6.1 Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

     (a) the Borrower shall fail to pay (x) within three Business Days of the date when due any principal of any Loan or (y) within five days of the date when due any interest, any fees or any other amount payable hereunder;

     (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.4 through 5.7, inclusive;

     (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 10 days after written notice thereof has been given to the Borrower by the Administrative Agent or any Bank (through the Administrative Agent);

     (d) any representation, warranty, certification or statement made (or deemed made) by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

     (e) either the Borrower or any Subsidiary thereof shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

     (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Financial Obligations or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) the Borrower or any Subsidiary holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets having a book value in excess of $20,000,000, shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets having a book value in excess of $20,000,000 seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary holding, as of the date of the most recent audited financial statements of the Borrower and its Consolidated Subsidiaries delivered pursuant to this Agreement, assets having a book value in excess of $20,000,000 under the federal bankruptcy laws as now or hereafter in effect;

     (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $20,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer, any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could reasonably be expected to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $30,000,000;

     (j) judgments or orders for the payment of money in excess of $100,000,000 shall be rendered against the Borrower or any Subsidiary thereof and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

     (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower or any corporation owned, directly or indirectly, by the stockholders of the Borrower in substantially the same proportions as their ownership of stock in the Borrower, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the combined voting power of the Borrower's then outstanding securities; or, during any period of 24 consecutive calendar months, individuals who were directors of the Borrower on the first day of such period and any new director whose election by the board of directors of the Borrower or nomination for election by the Borrower's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Administrative Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Banks holding more than 50% of the aggregate principal amount of the Loans, by notice to the Borrower declare the Loans (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder and under any Notes (including, without limitation, any amounts payable under Section 2.13) to be, and the Loans, such interest and such other amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder and under any Notes (including, without limitation, any amounts payable under Section 2.13) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

     Section 6.2 Notice of Default by Banks. Each Bank shall give notice to the Administrative Agent and each other Bank promptly after such Bank obtains knowledge that a Default has occurred under Section 6.1(a) with respect to such Bank's Money Market Loans.

                                    ARTICLE 7

                            THE ADMINISTRATIVE AGENT
                            ------------------------

     Section 7.1 Appointment and Authorization. Each Bank irrevocably appoints and authorizes JPMCB to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     Section 7.2 Administrative Agent and Affiliates. JPMCB shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and JPMCB and its affiliates may accept deposits from, lend money to, make investments in and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Administrative Agent and JPMCB and its affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Banks. Except with respect to information furnished to the Administrative Agent pursuant to this Agreement, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by JPMCB or any of its Affiliates in any capacity.

     Section 7.3 Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein, and the Administrative Agent shall not by reason of this Agreement be a trustee for any Bank. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     Section 7.4 Consultation with Experts; Sub-Agent. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions contained in the Article 7 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Section 7.5 Liability of Administrative Agent. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks (or each Bank, if applicable) or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify
(i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

     Section 7.6 Indemnification. Each Bank shall, ratably in accordance with its Commitment (and, after the Commitments have been terminated, ratably in accordance with the aggregate principal amount of the Loans held by such Bank), indemnify the Administrative Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, judgment, suit, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     Section 7.7 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 7.8 Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent, subject, so long as no Event of Default shall be continuing, to the approval of such successor Administrative Agent by the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Banks and approved by the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $100,000,000 and which is reasonably acceptable to the Borrower. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

     Section 7.9 Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent. Such fees once paid shall be non-refundable.


                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES
                             -----------------------

     Section 8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar Loan or Money Market LIBOR Loan:

     (a) the Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "London Interbank Offered Rate" in Section 2.7 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Fixed Rate Loans as provided herein; or

     (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Administrative Agent that the Adjusted London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make, Continue or Convert into Euro-Dollar Loans shall be suspended. During any such suspension unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow, Continue or Convert, as the case may be, on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made or Continued as, or Converted into, a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

     Section 8.2 Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain, fund, Continue or Convert into Euro-Dollar Loans and such Bank shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make, Continue or Convert into Euro-Dollar Loans shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section 8.2, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately Convert the then outstanding principal amount of each such Euro-Dollar Loan of such Bank into a Base Rate Loan from such Bank in an equal principal amount (on which Loan interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks).

     Section 8.3 Increased Cost and Reduced Return. (a) If after (x) the date hereof, in the case of any Committed Loan or any obligation to make, Continue or Convert Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Fixed Rate Loans, any Note that relates to Fixed Rate Loans or its obligation to make, Continue or Convert into Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making, maintaining, Continuing or Converting into any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under any Note that relates to Fixed Rate Loans, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction which arise out of its Loans or any Notes.

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Administrative Agent), the Borrower agrees to pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for the portion of such reduction attributable to its Loans or any Notes.

     (c) Each Bank will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section 8.3 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 8.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 8.4 Taxes. (a) For the purposes of this Section 8.4, the following terms have the following meanings:

            "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Administrative Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located and (ii) in the case of each Bank, (x) any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement or (y) any United States withholding tax imposed on such payment solely as a result of a change in such Bank's Applicable Lending Office made other than pursuant to Section 8.2, 8.3 or 8.4(f).

            "Other Taxes" means any present or future stamp, mortgage recording or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, the enforcement of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by the Borrower to or for account of any Bank or the Administrative Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Bank or the Administrative Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower, shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Borrower agrees to indemnify each Bank and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Bank or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Administrative Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and as required thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service Form W8-BEN or W8-IMY or W-ECI, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts such Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) For any period with respect to which a Bank required to do so has failed to provide the Borrower with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure, if required, to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

     (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.4, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     Section 8.5 Base Rate Loans Substituted for Affected Euro-Dollar Loans. If
(i) the obligation of any Bank to make, Continue or Convert into Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3(a) or 8.4 with respect to its Euro-Dollar Loans and the Borrower shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 8.5 shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

     (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks); and

     (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.


                                    ARTICLE 9

                                  MISCELLANEOUS
                                  -------------

     Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Bank, at its address or facsimile number set forth in its Administrative Questionnaire or (c) in the case of any party, such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section 9.1 and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.1; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.

      Notices and other communications to the Banks hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article 2 or any notices related to Borrowings, payments or repayments unless otherwise agreed by the Administrative Agent and the applicable Bank. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     Section 9.2 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.3 Expenses; Indemnification; Damage Waiver. (a) The Borrower agrees to pay (i) all out-of-pocket expenses of the Administrative Agent, including fees and disbursements of special counsel for the Administrative Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Administrative Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Borrower agrees to indemnify the Administrative Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

     Section 9.4 Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise (other than a repayment or prepayment by the Borrower made in accordance with its obligations hereunder), receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan made by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan made by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section 9.4 shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     Section 9.5 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that (a) no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan, or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan, or any fees hereunder or for the termination of the Commitments, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section 9.5 or any other provision of this Agreement, or (v) amend or modify Sections 2.15, 9.4 and 9.6(a) and (b) any modification or supplement of Article 7 shall require the consent of the Administrative Agent.

            Anything in this Agreement to the contrary notwithstanding, if at a time when the conditions precedent set forth in Article 3 to make any Committed Loan hereunder are, in the reasonable opinion of the Required Banks, satisfied, any Bank shall fail to fulfill its obligations to make such Loan then, for so long as such failure shall continue, such Bank shall (unless the Required Banks, determined as if such Bank were not a "Bank" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement (including, without limitation, under this Section 9.5) to have no Loans or Commitments, shall not be treated as a "Bank" hereunder when performing the computation of Required Banks and shall have no rights under the preceding paragraph of this Section 9.5; provided that any action taken by the other Banks with respect to the matters referred to in clause (a) of the preceding paragraph shall not be effective as against such Bank.

     Section 9.6 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and any Note. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii) or (iii) of
Section 9.5 without the consent of the Participant. The Borrower agrees, subject to subsection (e) below, that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $5,000,000, or in respect of Loans outstanding during the Term-Out Period, $1,000,000) of all, of its rights and obligations under this Agreement and any Note, and such

Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit A hereto executed by such Assignee and such transferor Bank, with (and subject to) the prior written consent of the Borrower, which shall not be unreasonably withheld and the Administrative Agent, which shall not be unreasonably withheld, provided that, so long as an Event of Default shall be continuing, no such consent shall be required of the Borrower; provided further that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required of the Borrower; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required, a new
Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

            Notwithstanding anything to the contrary contained herein, any Bank (a "Granting Bank") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrower the option to fund all or any part of any Loan that such Granting Bank would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Bank shall be obligated to fund such Loan pursuant to the terms hereof and (iii) the Borrower may bring any proceeding against the Granting Bank or the SPC in order to enforce any rights of the Borrower hereunder. The funding of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Loan were funded by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Bank would otherwise be liable for so long as, and to the extent, the Granting Bank provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This paragraph may not be amended without the prior written consent of each Granting Bank, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

     (d) Any Bank may (without notice to the Borrower, the Administrative Agent or any other Bank and without payment of any fee) at any time assign or pledge all or any portion of its rights under this Agreement and its Note (if any) to a Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal

Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant, SPC or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     Section 9.7 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the law of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement, any Note or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     Section 9.8 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement and any Notes issued hereunder constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of a facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     Section 9.9 Waiver Of Jury Trial. THE BORROWER AND EACH OF THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     Section 9.10 Survival. The obligations of the Borrower under Sections 2.13, 8.3, 8.4 and 9.3, and the obligations of the Banks under Section 7.6 shall survive the repayment of the Loans and the termination of the Commitments.

     Section 9.11 Confidentiality. Each of the Administrative Agent and the Banks agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any Note or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section and to the consent of the Borrower, such consent not to be unreasonably withheld, to any Assignee of or Participant in, or any prospective Assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) if an Event of Default shall have occurred and be continuing, to prospective assignees of any Bank who agree to hold such information confidential, or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by another party hereto or (ii) becomes available to the Administrative Agent or any Bank on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

      Notwithstanding the foregoing, the Administrative Agent and the Banks (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to such person to the extent relating to such tax treatment and tax structure.

     Section 9.12 USA Patriot Act. Each Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (title III of Pub.L.107-56 (signed into law October 26, 2001))(the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank to identify the Borrower in accordance with he Act.

                                      * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        MARSH & McLENNAN COMPANIES,
                                        INC.

                                        By: /s/ Matthew B. Bartley
                                            ------------------------------
                                            Name: Matthew B. Bartley
                                            Title: Vice President and Treasurer


                                        By: /s/ Alan W. Bieler
                                            ------------------------------
                                            Name: Alan W. Bieler
                                            Title: Assistant Treasurer

                                        1166 Avenue of the Americas
                                        New York, NY 10036
                                        Facsimile number: (212) 345-4809
                                        Website: www.mmc.com
                                        Taxpayer Identification No.:________


                                      LENDERS

                                        JPMORGAN CHASE BANK, as Lender and
                                        Administrative Agent

                                        By:  /s/ Heather Lindstrom
                                             -----------------------------
                                             Name: Heather Lindstrom
                                             Title: Vice President


                                        ABN AMRO BANK N.V.

                                        By:  /s/ Neil R. Stein
                                             -----------------------------
                                             Name: Neil R. Stein
                                             Title: Group Vice President

                                        By:  /s/ Michael DeMarco
                                             -----------------------------
                                             Name: Michael DeMarco
                                             Title: Assistant Vice President

                                        BANK OF AMERICA, N.A.

                                        By:  /s/ Shelly K. Harper
                                             -----------------------------
                                             Name: Shelly K. Harper
                                             Title: Principal


                                        THE BANK OF NEW YORK

                                        By:  /s/ Scott Schaffer
                                             -----------------------------
                                             Name: Scott Schaffer
                                             Title: Vice President


                                        THE BANK OF NOVA SCOTIA

                                        By:  /s/ Todd S. Meller
                                             -----------------------------
                                             Name: Todd S. Meller
                                             Title: Managing Director


                                        BARCLAYS BANK PLC

                                        By:  /s/ Alison McGuigan
                                             -----------------------------
                                             Name: Alison McGuigan
                                             Title: Associate Director


                                        CITIBANK, N.A.

                                        By:  /s/ Matthew Nicholls
                                             -----------------------------
                                             Name: Matthew Nicholls
                                             Title: Director


                                        DEUTSCHE BANK AG, NEW YORK
                                        BRANCH

                                        By:  /s/ Ruth Leung
                                             -----------------------------
                                             Name: Ruth Leung
                                             Title: Director

                                        By:  /s/ John S. McGill
                                             -----------------------------
                                             Name: John S. McGill
                                             Title: Director

                                        LLOYDS TSB BANK PLC

                                        By:  /s/ James M. Rudd
                                             -----------------------------
                                             Name: James M. Rudd
                                             Title: Vice President

                                        By:  /s/ Candice Beato
                                             -----------------------------
                                             Name: Candice Beato
                                             Title: Assistant Vice President


                                        MELLON BANK, N.A.

                                        By:  /s/ Maria E. Totin
                                             -----------------------------
                                             Name: Maria E. Totin
                                             Title: Assistant Vice President


                                        MERRILL LYNCH BANK USA

                                        By:  /s/ Preston L. Jackson
                                             -----------------------------
                                             Name: Preston L. Jackson
                                             Title: President & CEO


                                        THE NORTHERN TRUST COMPANY

                                        By:  /s/ Forrest Vollrath
                                             -----------------------------
                                             Name: Forrest Vollrath
                                             Title: Vice President


                                        ROYAL BANK OF CANADA

                                        By:  /s/ Howard Lee
                                             -----------------------------
                                             Name: Howard Lee
                                             Title: Authorized Signatory

                                        UBS LOAN FINANCE LLC

                                        By:  /s/ Doris Mesa
                                             -----------------------------
                                             Name: Doris Mesa
                                             Title: Associate Director

                                        By:  /s/ Joselin Fernandes
                                             -----------------------------
                                             Name: Joselin Fernandes
                                             Title: Associate Director


                                        WELLS FARGO BANK, NATIONAL ASSOCIATION

                                        By:  /s/ Beth C.McGinnis
                                             -----------------------------
                                             Name: Beth C. McGinnis
                                             Title: Senior Vice President

                                        By:  /s/ Jason Paulnock
                                             -----------------------------
                                             Name: Jason Paulnock
                                             Title: Vice President


                                        WILLIAM STREET COMMITMENT CORP
                                        (Recourse only to assets of William
                                        Street Commitment Corporation)

                                        By:  /s/ Jennifer M. Hill
                                             -----------------------------
                                        Name:  Jennifer M. Hill
                                        Title:  CFO